Exhibit 3.136

Exhibit 3.136

Doc ID --> 200224100452

Prescribed by J. Kenneth Blackwell

Ohio Secretary of State

Central Ohio: (614) 466-3910

Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)

☒ Yes PO Box 1390

Columbus, OH 43218

*** [Illegible] ***

☐ No PO Box 670 Columbus, OH 43216

www.state.oh.us/sos

e-mail: business@sos.state.oh.us

ORGANIZATION / REGISTRATION OF LIMITED LIABILITY COMPANY

(Domestic or Foreign)

Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1) ☑ Articles of Organization for Domestic Limited Liability Company

(115-LCA)

ORC 1705

(2) ☐ Application for Registration of Foreign Limited Liability Company

ORC 1705

Date of Formation

State

Complete the general information in this section for the box checked above.

Name Keystone Richland Center LLC

☐ Check here if additional provisions are attached

* If box (1) is checked, name must include one of the following endings: limited liability company, limited,

Complete the information in this section if box (1) is checked.

Effective Date 08/28/02 Date specified can be no more than 90 days after date of filing.

(mm/dd/yyyy)

This limited liability company shall exist for

(Optional) (Period of existence)

Purpose

(Optional)

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City) (State) (Zip Code)

533

Last Revised: May 2002

RECEIVED SECRETARY OF STATE

2002 AUG 28 PM 4:01

[Illegible] CENTER

Doc ID --> 200224100452

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned, being at least a majority of the members of

Keystone Richland Center LLC

(name of limited liability company)

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

National Registered Agents, Inc.

(Name of Agent)

145 Baker Street

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Marion Ohio 43302

(City) (State) (Zip Code)

Must be authenticated by an authorize representative

Authorized Representative 8/27/02 Date

Authorized Representative Date

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

Keystone Richland Center LLC

(name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability Company.

National Registered Agents, Inc.

Agent’s signature

AMY AARON

Asst. Secretary

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

533

Last Revised: May 2002

Doc ID --> 200224100452

Complete the information in this section if box (2) is checked.

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

N/A

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City) (State) (Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

National Registered Agents, Inc.

(Name)

145 Baker Street

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Marion Ohio 43302

(City) (State) (Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and in service of process upon the OHIO SECRETARY OF STATE if:

a. the agent cannot be found, or

b. the limited liability company fails to designate another agent when required to do so, or

c. the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED

Must be authenticated (signed) by an authorized representative (See Instructions)

Authorized Representative 8/27/02 Date

Andrea C. Barach, Organizer

Print Name

Authorized Representative Date

Print Name

533

Last Revised: May 2002